Exhibit 10.1

AGREEMENT
OF
TERMINATION

AGREEMENT OF TERMINATION, made this 13th day of March 2007 (the “Agreement”), by and between FermaVir Pharmaceuticals, Inc. (the “Company”) and Chris McGuigan (the “Shareholder”).  The Company and the Shareholder collectively shall be referred to as the “Parties.”

WHEREAS, the Parties hereto entered into a Repurchase Option Agreement dated as of March 16, 2006 (the “Repurchase Option Agreement”), which, among other things, contains certain rights, obligations, and duties of the Parties; and

WHEREAS, the Parties desire to mutually terminate the Repurchase Option Agreement;

WHEREAS, each of the Parties desires to release each of the other Parties from any and all claims in connection with or relating to the Repurchase Option Agreement;

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable considerations hereinafter contained, the Parties agree as follows:

1.                                       Recitals.  The above recitals are incorporated into this Agreement.

2.                                      Mutual Termination of the Repurchase Option Agreement.  The Repurchase Option Agreement is hereby terminated so as to be rendered null and void and of no further force and effect, and the Parties (and their assignees) are hereby relieved of all of their respective obligations thereunder.

3.                                       Mutual Consent.  The Parties hereto, and each of them, do hereby: (i) acknowledge that they have reviewed or caused to be reviewed the Repurchase Option Agreement; (ii) acknowledge that they have reviewed or caused to be reviewed this Agreement; and (iii) unconditionally consent to the termination of the Repurchase Option Agreement.

5.                                       Merger.  All understandings and agreements heretofore had between the Parties, except as set forth herein, are null and voice and of no force and effect.

6.                                       Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

7.                                       Governing Law.  This Agreement shall be interpreted and the rights and liabilities of the Parties determined in accordance with the laws of the State of New York, excluding its conflict of laws rules.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement of Termination as of the day and year first written above.

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Name: Geoffrey W. Henson
Title:Chief Executive Officer

SHAREHOLDER

/s/ Chris McGuigan
Chris McGuigan